UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Arconic Inc. (the “Company”) posted the following information to its LinkedIn profile (https://www.linkedin.com/company/arconic):

Arconic Inc. (the “Company”) posted the following information to its LinkedIn profile (https://www.linkedin.com/company/arconic):
Arconic 19h
Already voted? Please VOTE AGAIN on the NEW WHITE PROXY CARD which includes Arconic’s new director nominees. Fastest way to vote is by phone or web: https://goo.gl/fyVjvo
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Arconic
Questions? Call toll free: 1-877-750-5836
Outside the U.S. or canada call: 1-412-232-3651

Arconic 10m Elliott’s plan is short sighted and will damage Arconic. Keep Arconic strong-vote the NEW WHITE proxy card: https://goo.gl/mth7Kl ELLIOTT’S “PLAN” FOR ARCONIC? IT JUST DOESN’T FLY. Focus on short-term profitability
Sacrifice Arconic’s tech advantage Adopt unfit cost-cutting model Arconic 3h Arconic’s strategy is the best path to creating shareholder value. Keep Arconic strong-vote the NEW WHITE proxy card: https://goo.gl/mth7Kl OUR PLAN ARCONIC
Deliver long-term growth Continued commitment to customer partnerships, investment in innovation Focus on cost efficiencies

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The Company sent the following Tweets under the Twitter handle @arconic (https://twitter.com/arconic):

The Company sent the following Tweets under the Twitter handle @arconic (https://twitter.com/arconic):
Arconic
@arconic
Elliott’s plan is short sighted and will damage $ARNC. Keep Arconic strong - vote the NEW WHITE proxy card: goo.gl/mth7KI
ELLIOTT’S “PLAN” FOR ARCONIC IT JUST DOESN’T FLY.
X Focus on short-term profitability
X Sacrifice Arconic’s tech advantage
X Adopt unfit cost-cutting model

Already voted? Please VOTE AGAIN on the NEW WHITE PROXY CARD which includes $ARNC’s new director nominees:
Goo.gl/fy VjvO Vote Again With The New White Proxy Card Vote by Phone Vote by Web OR Questions? Call toll free: 1-877-750-5836 Outside the U.S. or Canada call: 1-412-232-3651 Arconic @ arconic 3h SARNC’s strategy is the best path to creating shareholder value - vote the New White proxy card: goo.gl/mth7Kl OUR PLAN Deliver long-term growth Continued commitment to customer partnerships, investment in innovation Focus on cost officiencies